Exhibit 99.2
The Beauty Health Company Announces CEO Transition
LONG BEACH, Calif. — (BUSINESS WIRE)—November 9, 2021 -- The Beauty Health Company ("BeautyHealth" or the "Company"; NASDAQ:SKIN), a global category-creator in beauty health leading the charge with its flagship brand HydraFacialTM, today announced that, following its third quarter record performance, Clint Carnell will be transitioning out of his role as Chief Executive Officer of the Company. Mr. Carnell will also be stepping down from the Board of Directors (the “Board”) of the Company. By mutual agreement with the Board, Mr. Carnell will serve as CEO and as a director through December 31, 2021. Effective January 1, 2022, Brent Saunders, Executive Chairman of the Board of BeautyHealth, will assume additional responsibilities of the CEO until a permanent successor is named.

These actions are not related to any matter regarding the Company's financial condition, reported financial results, internal controls or disclosure controls and procedures. Mr. Saunders is expected to serve as the CEO until a permanent successor is identified and will remain Chair of the Board of Directors.

“We are excited for the future of the Company as we execute on our next phase of growth, which will focus on deepening brand awareness, further increasing innovation, and expanding our international footprint,” said Mr. Saunders. “We delivered a record third quarter performance, which speaks to the underlying strength of the business. We are building an enduring and premier company in the category of beauty health.”

Mr. Saunders continued, “We thank Clint for his efforts over the past five years, particularly as he guided the business through the COVID-19 pandemic and led the Company through the business combination earlier this year. He helped create a strong platform as we continue to grow, both organically and through select acquisitions. BeautyHealth is the clear leader in a category we created.”

Mr. Carnell said, “It has been my honor to be part of building this category creating brand, and I am proud of what we have accomplished over the past five years. BeautyHealth is positioned stronger than ever to succeed, as we continue to execute across key strategic initiatives. While the Board conducts its search for a new permanent CEO, I look forward to working with our talented management team to ensure a seamless transition.”

About Brent Saunders

Brent Saunders has served as Executive Chairman of The Beauty Health Company since its inception in May 2021. He has over 25 years of experience in various aspects of healthcare and has been in leadership roles at several prominent global pharmaceutical and healthcare companies. Until May 2020, when it was acquired by AbbVie Inc. in a transaction valued at approximately $84 billion, Mr. Saunders served as Chairman, President and Chief Executive Officer of Allergan plc. His role as President and Chief Executive Officer of Allergan began in July 2014, and his added role of Chairman began in October 2016. Mr. Saunders’ first role as an executive officer in the pharmaceuticals and healthcare sectors began in 2003, as a member of the executive management team at Schering-Plough Corporation, where he held several key roles, including President of the company’s Global Consumer Health Care division. While at Schering-Plough, Mr. Saunders led the integrations of the company’s $14 billion acquisition of Organon Biosciences N.V in 2007 as well as the merger between Schering-Plough and Merck & Co., Inc. in 2009. From March 2010 until August 2013, Mr. Saunders served as Chief Executive Officer of Bausch + Lomb Incorporated, a leading global eye health company, until its acquisition by Valeant Pharmaceuticals, Inc. in 2013. He then became the Chief Executive Officer of Forest Laboratories Inc., a role he held until the company’s merger with Actavis plc in 2014. Following the merger with Actavis, Mr. Saunders was named Chief Executive Officer of the combined business. In 2015, he led Actavis’ acquisition of Allergan, renaming the combined company Allergan Plc. Before joining Schering-Plough in 2003, Mr. Saunders was a Partner and Head of Compliance Business Advisory at PricewaterhouseCoopers LLP. Prior to that, he was Chief Risk Officer at Coventry Health Care, Inc. and Senior Vice President, Compliance, Legal and Regulatory at Home Care Corporation of America. Mr. Saunders began his career as Chief Compliance Officer for the Thomas Jefferson University Health System.

Mr. Saunders currently serves as a director of Cisco Systems, Inc., a global telecommunications company and BridgeBio Pharma Inc., a bio pharmaceutical company. He is also a member of The Business Council.

Third Quarter Fiscal 2021 Results

Separately, this afternoon, the Company issued its Third Quarter Fiscal 2021 results and will hold a conference call today, November 9, 2021, at 4:30 p.m. ET. The call may be accessed via live audio webcast through the Investor Relations section of our website at https://investors.beautyhealth.com/ or by dialing (877) 407-9208 (international callers please dial 1 (201) 493-6784), using conference ID 13723615, approximately 10 minutes prior to the start of the call. A replay of the conference call will be available within approximately three hours after the conclusion of the call and can be accessed online at https://investors.beautyhealth.com/.

About The Beauty Health Company

BeautyHealth is a category-creating beauty health company focused on bringing innovative products to market. Our flagship brand, HydraFacial, is a non-invasive and approachable beauty health platform and ecosystem with a powerful community of estheticians, consumers and partners, bridging medical and consumer retail to democratize and personalize skin care solutions for the masses. Leading the charge in beauty health as a category-creator, HydraFacial uses a unique delivery system to cleanse, extract, and hydrate with their patented hydradermabrasion technology and super serums that are made with nourishing ingredients, providing an immediate outcome and creating an instantly gratifying glow in just three steps and 30 minutes. HydraFacial® and Perk™ products are available in over 87 countries with over 19,000 Delivery Systems globally and millions of treatments performed each year. For more information, visit the brand on LinkedIn, Facebook, Instagram, or at HydraFacial.com. For more information, please visit at https://investors.beautyhealth.com/.

Forward-Looking Statements

Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside The Beauty Health Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important factors, among others, that may affect actual results or outcomes include the expected timing of changes to management and the identification of a new permanent CEO, The Beauty Health Company’s ability to manage growth; The Beauty Health Company’s ability to execute its business plan, including with respect to potential acquisitions; potential litigation involving The Beauty Health Company; changes in applicable laws or regulations; the possibility that The Beauty Health Company may be adversely affected by other economic, business, and/or competitive factors; and the impact of the continuing COVID-19 pandemic on the Company’s business. The Beauty Health Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

ICR, Inc.
Investors: Dawn Francfort
Email: BeautyHealth@icrinc.com
Press: Alecia Pulman
Email: BeautyHealthPR@icrinc.com
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